Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 O: (650) 493-9300 F: (650) 493-6811

Exhibit 5.1

March 3, 2023

RingCentral, Inc.

20 Davis Drive

Belmont, California 94002

Re:     Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (the “Registration Statement”), to be filed on or about March 3, 2023 by RingCentral, Inc. (the “Company”) with the Securities and Exchange Commission in connection with the registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), of up to 1,265,456 shares of the Company’s Class A common stock, $0.0001 par value per share (the “Shares”).

We are acting as counsel for the Company in connection with the registration for resale under the Securities Act of the Shares. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

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AUSTIN        BEIJING        BOSTON         BOULDER        BRUSSELS        HONG KONG         LONDON                 LOS ANGELES                 NEW YORK                 PALO ALTO         SALT LAKE CITY                SAN DIEGO                SAN FRANCISCO                 SEATTLE                SHANGHAI                 WASHINGTON, DC                WILMINGTON, DE

RingCentral, Inc.

March 3, 2023

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.